EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Wintrust Financial Corporation for the registration of 155,433 shares of its common stock and to the incorporation by reference therein of our report dated February 16, 2000, with respect to the consolidated financial statements of Wintrust Financial Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP


Chicago, Illinois
March 5, 2001